Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-203145, No. 333-194924, No. 333-187658 and No. 333-180896) and Form S-3 (No. 333-193456) of Splunk Inc. of our report dated March 30, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 30, 2016